Leonard E. Neilson
                                 Attorney at Law
                            8160 South Highland Drive
                                    Suite 209
                                Sandy, Utah 84093
Phone:  (801) 733-0800                                      Fax:  (801) 733-0808


                               September 13, 2001



Securities and Exchange Commission
Office of Document Control
450 Fifth Street N.W.
Washington, D.C. 20549

VIA:  EDGARLink

         Re:      Ammonia Hold, Inc.
                  File No. 333-29903
                  Annual Report (for the period ended June 30, 2001)

To Whom It May Concern:

         Please find herewith transmitted by EDGARLink, the annual report to accompany the proxy statement filed on behalf of Ammonia Hold, Inc. for the fiscal year ended June 30, 2001.

         Please direct all correspondences concerning this filing and Ammonia Hold, Inc. to this office.




                                             Yours truly,



                                             By: /s/ Leonard E. Neilson
                                             --------------------------
                                                     Leonard E. Neilson

:ae
Attachment